Exhibit 1.01

NOKIA CONFLICT MINERALS REPORT FOR 2016
May 30, 2017
Introduction

Based on our reasonable country of origin inquiry, Nokia has reason to believe that certain of the Conflict Minerals1 necessary to the functionality or production of our products may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and may not have come from recycled or scrap sources. Accordingly, Nokia undertook due diligence measures on the source and chain of custody of these Conflict Minerals. In the design of our due diligence processes we have conformed to the internationally recognized due diligence framework provided by OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (OECD 2016) (the “OECD Due Diligence Guidance”). The details of this alignment of our conflict minerals due diligence process with the OECD Due Diligence Guidance are provided in Table 1 below.

Table 1. OECD Due Diligence Guidance & related Nokia Due Diligence actions

OECD Due Diligence Guidance	Nokia Due Diligence Action
STEP 1. Establish strong company management systems
Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas. This policy should incorporate the standards against which due diligence is to be conducted, consistent with the standards set forth in the model supply chain policy in Annex II.

Nokia has a policy which describes its respective commitment to conflict-free sourcing globally, including responsible and conflict-free sourcing through legitimate trade from conflict-affected and high risk areas and measures taken to reach that goal (referred to herein as the “Nokia Conflict Minerals Policy”). It also sets out a commitment to identify, assess, mitigate, and respond to risks.

Nokia Conflict Minerals Policy has been communicated to suppliers when first released and thereafter in conjunction with the annual supply chain conflict minerals inquiry.

The Nokia Conflict Minerals Policy was last updated in April 2016 and is publicly available on our website:
http://company.nokia.com/en/sustainability/downloads

Structure internal management systems to support supply chain due diligence.
In order to support and oversee the implementation of the Policy Nokia has set up a cross-functional Conflict Minerals Working Group that includes members with necessary competence from sourcing, operations, sustainability, legal, and reporting and government relations teams.

The supply chain inquiry is carried out through the internal conflict-free sourcing deployment team in cooperation with a global network of sourcing managers, and the results are periodically reviewed with Sourcing and Quality leadership and Corporate Responsibility Council (cross-functional committee for sustainability governance composed of group responsibility management and senior leaders from business units).

1 Columbite-tantalite (coltan) (or its derivative tantalum), cassiterite (or its derivative tin), gold and wolframite (or its derivative tungsten).

Establish a system of controls and transparency over the mineral supply chain. This includes a chain of custody or a traceability system or the identification of upstream actors in the supply chain. This may be implemented through participation in industry-driven programs.

Nokia’s system of controls and transparency is a combination of internal activities, work with direct suppliers and reliance on joint industry programs such as the Conflict-Free Sourcing Initiative (the “CFSI”). As a CFSI member company, Nokia is familiar with the rigor and development of the audit protocol that led to the CFSI Conflict-Free Smelter audit program in accordance with an internationally accepted standard: OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 2nd Edition. Furthermore, the mutual recognition between the CFSI Conflict-Free Smelter Program audit and the Responsible Jewellery Council’s Chain of Custody certification and London Bullion Market Association’s Responsible Gold Programme establish these programs as internationally accepted industry standards.

Nokia starts its reasonable country of origin inquiry by a scoping of its suppliers, for which the product data management system and spend data is used to determine which of the suppliers are relevant for the conflict minerals supply chain inquiry.

In order to identify the smelters and refiners in our supply chain and country of origin data, Nokia conducts a supply chain survey using the CFSI conflict minerals reporting template and reviews gathered information against that provided by CFSI and its Conflict Free Smelter Program (“CFSP”).

CFSI publishes a conflict-free smelter list, which is composed of mineral processing facilities that have been reviewed by an independent third-party audit to assess whether the facility employs policies, practices, and procedures to provide assurance that the material sourced is DRC conflict-free. CFSI also provides country of origin data for members, which has been aggregated due to confidential business information concerns (which conforms to the OECD Guidance specified in Step 5). This is reasonable because the country of the material’s origin is thoroughly examined in the audit process, even if the origin’s more specific location is not published. Therefore, reliance on the aggregated country list constitutes a reasonable inquiry into the material’s country of origin. The data on which we relied for certain statements in this conflict minerals report was obtained through our membership in the CFSI.

Strengthen company engagement with suppliers. A conflict minerals policy should be incorporated into contracts and/or agreements with suppliers. Where possible, assist suppliers in building capacities with a view to improving due diligence performance.

Nokia’s approach is to establish long-term relationships with suppliers, seek sustainable solutions, and work with suppliers to drive improvements. Nokia has incorporated the principles outlined in the Policy into Nokia Supplier Requirements. These requirements are an appendix to standard supplier agreements. Nokia reserves the right to assess its suppliers against its supplier requirements.

Nokia has provided support for suppliers in the form of detailed feedback on their conflict minerals reporting template, and corrective action plans were agreed as necessary. Nokia also encouraged suppliers to participate in and support multi stakeholder forums and conflict-free sourcing initiatives. Nokia has also conducted several dedicated information sharing webinar sessions with suppliers to further explain our conflict minerals requirements.

Establish a company-level, or industry-wide, grievance mechanism as an early-warning risk-awareness system.
Concerns and violations of the Policy can be reported to Nokia through our official grievance channels:
Email:  ethics@nokia.com
Online: https://nokiaethics.alertline.com
Phone: https://nokiaethics.alertline.com/clientInfo/7782/phone.pdf

Suppliers and other external parties are encouraged to contact their regular sourcing channel or Conflict-Free Sourcing team email (conflict_free_sourcing.team@nokia.com) if they wish to seek guidance on the application of the Policy approach, or if they wish to report suspected abuse. They, and other external stakeholders, may also report problems or concerns to the Nokia ethics alert line.

STEP 2. Identify and assess risk in the supply chain
Identify and assess risks in their supply chain as recommended in the Supplements.
As a downstream company Nokia is many supply chain tiers away from mining activities and has no direct business relationship with mining activities or metal processing facilities. Therefore in order to conduct its reasonable country of origin inquiry, Nokia used a combination of actions both individually with direct suppliers, as well as multilaterally with industry peers and other stakeholders.

With direct suppliers, the primary means for conducting the reasonable country of origin inquiry was through a supply chain survey using the standard industry conflict minerals reporting template (provided by CFSI), with the aim of assessing the direct suppliers’ due diligence activities and identifying processing facilities and countries of mineral origin. Nokia assessed risks by reviewing supplier templates to understand their due diligence activities and identified processing facilities and countries of origin, and whether the minerals originated from recycled or scrap sources. In order to improve data quality and completeness Nokia has conducted several rounds of surveys with suppliers, provided feedback on supplier templates and agreed on corrective actions if necessary. Reminders were sent to non-responsive suppliers and an escalation process was enacted when there was slow progress on supplier side on improvements.

Nokia continued the risk assessment by comparing smelter data provided by suppliers to information provided by the CFSP and online research in order to verify whether the smelters and refiners have been validated as conflict-free or not and to identify the countries of origin of the minerals.

STEP 3. Design and implement a strategy to respond to identified risks
Report findings of the supply chain risk assessment to the designated senior management of the company.
In accordance with the Policy the results of the annual supply chain inquiry and risks identified throughout the year are reported to Nokia’s Head of Global Operations Quality, Product Procurement Leadership and Corporate Responsibility Council.

Devise and adopt a risk management plan
To minimize the risk of tin, tantalum, tungsten or gold present in our products contributing to conflict in the Covered Countries, we seek to conduct a reasonable country of origin inquiry on a regular basis, check and increase the number of validated smelters and refiners in our supply chain, approach smelters directly and consider other publicly available information about smelting operation and country of origin.

As part of risk management with our direct suppliers, we provide them feedback on the quality of their conflict minerals due diligence information and ask clarifying questions and demand corrective actions where necessary. We have set up informational calls with selected suppliers to help build their capacity, and we encourage our suppliers to participate in industry activities in order to learn and contribute.

We have also conducted a pilot audit program for the suppliers in China on their due diligence process.

When suppliers have identified in their conflict minerals survey that some of the minerals originate from the Covered Countries, we have performed additional due diligence to find out as much as reasonably possible about the origins of the metals. This involves asking suppliers to identify the smelter or refiner that processed the material and checking whether it has been validated as conflict-free. We also liaise directly with smelters that have not yet been validated as conflict-free in order to request mineral origin information.

As part of risk management we aim to increase the portion of validated conflict-free smelters and refiners in our supply chain, with the aim of ultimately sourcing only from validated processing facilities.

Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management. This may be done in cooperation and/or consultation with local and central government authorities, upstream companies, international or civil society organisations and affected third-parties where the risk management plan is implemented and monitored in conflict-affected and high-risk areas.

Risk management plans, monitoring and performance tracking is done in close collaboration with sourcing and followed up by the cross-functional conflict minerals working group that oversees the implementation of the Policy. The results are reported to Sourcing category leaders and also back to Head of Global Operations Quality and Corporate Responsibility Council.

Where risk incidents involve direct suppliers, we carry out risk management planning, monitoring and performance tracking through the sourcing managers’ network. In cases where risk incidents do not result in corrective actions taken to our satisfaction, it can ultimately result in termination of the business relationship.

In cases where our regular annual supply chain inquiry indicates that a given supplier is sourcing materials from the Covered Countries, we undertake additional risk management activities, such as checking the reported mine of origin against industry data and public sources of information, and follow-up of the status periodically.

Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances.	As necessary through the same steps as above.
STEP 4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
Companies at identified points (as indicated in the Supplements) in the supply chain should have their due diligence practices audited by independent third parties. Such audits may be verified by an independent institutionalized mechanism.

As the origin of Conflict Minerals cannot be determined after the ores have been smelted or refined, smelters and refiners are in the best position to determine the country of origin. Thus the most important point in the supply chain for a downstream company to have third-party conflict-free validation is the smelter or refiner level. For that purpose we make use of the cross-industry conflict-free smelter listing of the CFSP. The CFSP has agreed on mutual cross-recognition of gold refiner audits with London Bullion Market Association (“LBMA”) and Responsible Jewellery Council (“RJC”), and therefore refineries validated by those organizations are also considered to be conflict-free. Refineries validated by LBMA and RJC are reflected in the CFSI list of validated smelters and refiners. http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/

We compare the aggregated smelter and refiner list of our supply chain against the validated smelter and refiner lists provided by the CFSP. We also take steps to encourage the non-validated smelters to enter into the program and start the process of validation through our direct outreach to smelters as well as through the respective working group at CFSI.

STEP 5. Report on supply chain due diligence
Companies should publicly report on their supply chain due diligence policies and practices and may do so by expanding the scope of their sustainability, corporate social responsibility or annual reports to cover additional information on mineral supply chain due diligence.

Nokia reports publicly on its due diligence policies and practices in its Form SD and Conflict Minerals Report filed with the US Securities and Exchange Commission, its annual sustainability report (Nokia People and Planet report), and on its company website.

As a downstream company, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals. Our due diligence process is based on the necessity of seeking data from our direct suppliers and the direct suppliers seeking data within their supply chain to identify the original sources of the Conflict Minerals. We also rely to a large extent on information provided by independent third-party audit programs. Such sources of information may yield inaccurate or incomplete information.

RESULTS OF THE NOKIA SUPPLY CHAIN INQUIRY FOR 2016
In order to conduct the reasonable country of origin inquiry, Nokia started by determining the suppliers to be in scope for the supply chain inquiry. The analysis of the material content information gathered for all products led us to conclude that small quantities of the four metals in question are present in practically all parts and components used to manufacture products in our business (such as integrated circuits, connectors, resistors, hardware assembly components, RF MW circuits and capacitors).

The product data management system was used to determine which of Nokia’s suppliers are relevant for the conflict minerals supply chain inquiry. Suppliers being phased-out and products sourced from third parties and subsequently resold by Nokia without influence over the manufacturing or design of such products were not in scope. Further, Nokia applied certain threshold levels of the respective supplier spend to exclude from the scope some of the suppliers accounting for relatively insignificant procurement spend by Nokia.

The number of suppliers in the original scope for Nokia was 1756 Of these, 318 suppliers were above the supplier spend threshold applied by Nokia, in the aggregate representing 84% of supplier spend in original scope. Nokia approached these suppliers with the conflict minerals inquiry. The remaining suppliers were under threshold level or were in the phase-out process. The response rate for the suppliers surveyed was 98%. 22 of the suppliers surveyed did not supply materials containing Conflict Minerals.

Based on our due diligence efforts we found on a supplier level that, of the suppliers in scope:

•	98% of suppliers have adopted a conflict minerals policy (96% in 2015), 81% public and 19% not public.
•	Suppliers tracing all smelters (per mineral): tantalum 63%, tin 73%, tungsten 63%, gold 70%.
•	Suppliers with conflict-free status (per mineral, including conflict-free status of respective reported smelters): tantalum 62%, tin 55%, tungsten 46%, gold 56%.

Figure 1: Supplier smelter identification completion and Conflict-Free Status

Suppliers sourcing from the Covered Countries: 275/291=95% (2015: 180 suppliers)

In total, we have identified 312 of the smelters:
•	79% of smelters have been validated by CFSP or mutually recognized programs (out of known smelters) (70% in 20152): gold 67%, tantalum 100%, tin 80%, tungsten 89%.
•
84% of smelters have been validated by CFSP or mutually recognized programs or are active in the validation process (out of known smelters) (83% in 2015): gold 74%, tantalum 100%, tin 88%, tungsten 89%.

	Compliant	Active	No participation	Total

Tantalum	44	0	0	44
	100%	0%	0%
Tin	68	7	10	85
	80%	8%	12%
Gold	93	9	36	138
	67%	7%	26%
Tungsten	40	0	5	45
	89%	0%	11%
Total	245	16	51	312
	79%	5%	16%	100%

2 The number of identified smelters increased from 306 in 2015 to 312 in 2016.

Figure 2. Conflict-Free validation status of the 312 identified smelters

In support of supply chain transparency, we disclose in the tables below: the processing facilities we have identified through our due diligence process as having processed conflict minerals contained in the products manufactured by Nokia and in products for which Nokia has contracted with third parties to manufacture. The processing facilities (including smelters and refiners) are listed on an aggregated basis per metal and classified within three categories – “validated”, “active”, and “no public participation in validation program”. Smelter validation status is based on Conflict-Free Sourcing Initiative data as of February 21, 2017.

Conflict-Free Smelter Program (CFSP) Compliant Processing Facilities
The smelters and refiners identified as part of our reasonable country of origin inquiry and validated as compliant according to CFSP protocol:

Metal	Standard Smelter Name	Smelter ID	Smelter Country
Gold	Advanced Chemical Company	CID000015	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Chimet S.p.A.	CID000233	ITALY

Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	KOREA, REPUBLIC OF
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Elemetal Refining, LLC	CID001322	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION

Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Précinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	CID001573	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	CID002030	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	CHINA
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	Republic Metals Corporation	CID002510	UNITED STATES
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN
Gold	Al Etihad Gold LLC	CID002560	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	CHINA
Tantalum	Duoluoshan	CID000410	CHINA

Tantalum	Exotech Inc.	CID000456	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineração Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	QuantumClean	CID001508	UNITED STATES
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES
Tantalum	Tranzact, Inc.	CID002571	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	Power Resources Ltd.	CID002847	MACEDONIA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	CHINA
Tin	Alpha	CID000292	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	BRAZIL
Tin	CV Gita Pesona	CID000306	INDONESIA

Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	CV Serumpun Sebalai	CID000313	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES
Tin	Mineração Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	Operaciones Metalurgical S.A.	CID001337	BOLIVIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri	CID001438	INDONESIA
Tin	PT Karimun Mining	CID001448	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	VQB Mineral and Trading Group JSC	CID002015	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	BRAZIL
Tin	Yunnan Tin Company Limited	CID002180	CHINA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	PT Wahana Perkit Jaya	CID002479	INDONESIA
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES

Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Dua Sekawan	CID002592	INDONESIA
Tin	CV Tiga Sekawan	CID002593	INDONESIA
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	CID002706	BRAZIL
Tin	PT O.M. Indonesia	CID002757	INDONESIA
Tin	Metallo-Chimique N.V.	CID002773	BELGIUM
Tin	Elmet S.L.U.	CID002774	SPAIN
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002829	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA
Tin	Gejiu Jinye Mineral Company	CID002859	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	CHINA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	GERMANY

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd	CID002845	RUSSIAN FEDERATION

CFSP Participating Processing Facilities

Smelters and refiners identified as part of our reasonable country of origin inquiry and that have agreed to participate in the CFSP audit:

Metal	Standard Smelter Name	Smelter ID	Smelter Country
Gold	Cendres + Métaux S.A.	CID000189	SWITZERLAND
Gold	HeeSung Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Geib Refining Corporation	CID002459	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	POLAND
Gold	Tony Goetz NV	CID002587	BELGIUM
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Bangalore Refinery	CID002863	INDIA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIET NAM
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA

Processing facilities with no public participation in validation program
Together with our suppliers and industry cooperation, we will continue requesting participation in CFSP or an equivalent program:
Metal	Standard Smelter Name	Smelter ID	Smelter Country
Gold	Chugai Mining	CID000264	JAPAN
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF

Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF
Gold	SAFINA A.S.	CID002290	CZECH REPUBLIC
Gold	Remondis Argentia B.V.	CID002582	NETHERLANDS
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
Gold	SAAMP	CID002761	FRANCE
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	Caridad	CID000180	MEXICO
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	L’azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA
Gold	Sabin Metal Corp.	CID001546	UNITED STATES
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	So Accurate Group, Inc.	CID001754	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Sai Refinery	CID002853	INDIA
Gold	Universal Precious Metals Refining Zambia	CID002854	ZAMBIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Tin	PT Justindo	CID000307	INDONESIA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Phoenix Metal Ltd.	CID002507	RWANDA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA
Tin	Estanho de Rondônia S.A.	CID000448	BRAZIL
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIET NAM
Tin	Super Ligas	CID002756	BRAZIL
Tin	An Thai Minerals Co., Ltd.	CID002825	VIET NAM

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	CHINA
Tungsten	ACL Metais Eireli	CID002833	BRAZIL

We have identified an additional 57 facilities that were reported as smelters by our suppliers but that we were not able to confirm as smelters or refiners based on industry or public sources of information, and will be reaching out to these facilities in 2017 to perform additional due diligence.

In order to identify countries of origin, Nokia made use of Conflict Minerals templates provided by suppliers and aggregated country of origin information of smelters provided by CFSI to its members. Based on these, the countries of origin of the Conflict Minerals in the Nokia supply chain may include:

The countries of origin for Gold may include: Argentina; Australia; Azerbaijan; Belgium; Benin; Bolivia; Brazil; Burkina Faso; Canada; Chile; China; Colombia; Dominica; Dominican Republic; Ecuador; Eritrea; Germany; Ghana; Guatemala; Guinea; Guyana; Honduras; Hong Kong; Indonesia; Italy; Japan; Kazakhstan; People’s Democratic Republic of Laos; Liberia; Malaysia; Mali; Mauritania; Mexico; Netherlands; Nicaragua; Panama; Papua New Guinea; Peru; Philippines; Portugal; Russian Federation; Senegal; Singapore; South Africa; Spain; Suriname; Switzerland; Taiwan; United Republic of Tanzania; Thailand; Togo; United States.

The countries of origin for Tantalum may include: Australia; Bolivia; Brazil; Burundi; Canada; China; Democratic Republic of the Congo (Kinshasa); Estonia; Ethiopia; France; Germany; Guinea; Guyana; India; Japan; Kazakhstan; Madagascar; Malaysia; Mozambique; Namibia; Nigeria; Russian Federation; Rwanda; Sierra Leone; Thailand; United States; Zimbabwe.

The countries of origin for Tin may include: Australia; Austria; Belgium; Bolivia; Brazil; Burundi; Canada; China; Colombia; Democratic Republic of the Congo (Kinshasa); Republic of Congo (Brazzaville); Ethiopia; India; Indonesia; Japan; Kazakhstan; People’s Democratic Republic of Laos; Malaysia; Mongolia; Morocco; Mozambique; Myanmar; Namibia; Nigeria; Peru; Philippines; Poland; Portugal; Russian Federation; Rwanda; Sierra Leone; Thailand; Uganda; United States; Vietnam; Zimbabwe.

The countries of origin for Tungsten may include: Australia; Austria; Bolivia; Brazil; Burundi; Cambodia; Canada; China; Colombia; Democratic Republic of the Congo (Kinshasa); Germany; Indonesia; Japan; Mexico; Mongolia; Nigeria; Peru; Portugal; Russian Federation; Rwanda; Spain; Thailand; United States; Uzbekistan; Vietnam.

Nokia supports seeking a sustainable solution to the issue of conflict minerals and aims to ensure responsible and conflict-free sourcing, thus supporting legitimate trade and positive development in the DRC and adjoining countries. Of Nokia’s suppliers, 275 had reported smelters that process conflict minerals originating in one or more of the Covered Countries. Altogether 59 smelters in the consolidated smelter list (19% of identified smelters) were confirmed to process Conflict Minerals sourcing from the Covered Countries. As part of our due diligence, we have followed up with all such suppliers to verify whether the smelters that sourced Conflict Minerals from Covered Countries are compliant smelters under the CFSP. All 59 smelters were found to be compliant. 30 of these 59 smelters (10% of identified smelters) were sourcing from the DRC. We believe this is a positive development for the countries whose livelihood depends on these efforts continuing. In addition we have identified 3 smelters for which we cannot rule out that they source from the Covered Countries, due to their geographic proximity, and we plan to take further duediligence efforts in 2017 with regard to those smelters.

Progress on Commitments made in 2016 Conflict Minerals Report

Target for 2016	Progress in 2016
Further improving the quality and completeness of the conflict minerals due diligence data provided by our suppliers;	Further improvement of supplier information quality was observed during data evaluation and follow up. Quality and completeness of data was also assessed as part of onsite audits.
Engaging in further awareness raising and due diligence capability building efforts jointly in collaboration with relevant stakeholder forums and/or independently with our suppliers;
A number of webinars were conducted to suppliers with high or medium risk; Direct feedback was provided to all of the suppliers in most of the cases in several rounds. Suppliers were also encouraged to participate in industry forums and collaboration.

Actively engaging with our supply chain to get more smelters validated as conflict-free through the third-party validation mechanisms available, with the aim of increasing the number of smelters on the list of CFSP compliant smelters;

Engagement was two-fold: on the supplier level directly with smelters and through the respective working group of Conflict-Free Sourcing Initiative. As a result 79% of smelters were validated as conflict-free against 70% last year.

Requesting suppliers to complete smelter mapping, source conflict-free tantalum only, and source minimum 90% of other metals from conflict-free smelters only;
In 2016 we required all of our suppliers to source conflict-free tantalum only. In 2016, 100% of the smelters from which our suppliers sourced tantalum were conflict-free. On other metals target was not achieved, tungsten (89%), gold (67%), tin (80%). Smelter mapping by our suppliers was completed at 73% on average. This is a continuous challenge, since most of the suppliers are also several tiers away from smelters and achieving full compliance from several tiers remains challenging.

Validating the due diligence efforts of our suppliers as part of overall supplier assessments	Corporate Responsibility audits of our product suppliers included a checklist on conflict-free sourcing. In 2016 we also conducted 6 third-party pilot audits focused on conflict-free sourcing.

NOKIA COMMITMENTS FOR 2017:

In order to mitigate the risk that the conflict minerals contained in, and necessary to the functionality or production of, Nokia’s products benefit armed groups, and to improve our conflict minerals due diligence efforts further in the coming year, we plan to concentrate on the following activities in 2017:

•	further improving the quality and completeness of the conflict minerals due diligence data provided by our suppliers;

•	engaging in further awareness raising and due diligence capability building efforts jointly in collaboration with relevant stakeholder forums and/or independently with our suppliers;

•
actively engaging with our supply chain to get more smelters validated as conflict-free through the third-party validation mechanisms available, with the aim of increasing the number of smelters on the list of CFSP compliant smelters;

•	requesting suppliers to complete smelter mapping, source conflict-free tantalum only, and source minimum 90% of other metals from conflict-free smelters only; and

•	validating the due diligence efforts of our suppliers as part of overall supplier assessments.

Statements relating to due diligence process improvement, as well as similar strategy and compliance process statements made in this conflict minerals report are forward-looking in nature and are based on Nokia’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as CSFI remain effective as a source of external support to us in the conflict minerals compliance process), which may be outside of Nokia’s control and which could cause actual events to differ materially from those expressed or implied by the statements made herein.

Unless otherwise expressly stated herein, any documents, third party materials or references to websites are not incorporated by reference in, or considered to be a part of, this conflict minerals report.